UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 10, 2023

MariaDB plc

(Exact name of registrant as specified in its charter)

Ireland	001-41571	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

699 Veterans Blvd

Redwood City, CA 94063

(Address of principal executive offices, including zip code)

(855) 562-7423

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01 per share	MRDB	New York Stock Exchange
Warrants, each whole warrant exercisable for one Ordinary Share at an exercise price of $11.50 per share	MRDBW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement

The information set forth in Item 2.03 is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On October 10, 2023 (the “Closing Date”), MariaDB plc (the “Company”) issued a senior secured promissory note to RP Ventures LLC (“RP Ventures”), a Delaware limited liability company, in the principal amount of $26.5 million (the “Note”). RP Ventures will also act as the initial Agent as defined in the Note (in such capacity, the “Agent”).

The Note will mature on the earlier of (i) January 10, 2024, (ii) the occurrence of a Change of Control (as defined in the Note), (iii) the occurrence of any breach of any of the documentation relating to the Company’s loan from the European Investment Bank (the “EIB Loan”) or any demand for repayment of the EIB Loan, and (iv) the date on which the Note is otherwise declared due and payable pursuant to its terms. The proceeds of the Note will be used by the Company to repay all amounts outstanding under the EIB Loan, certain Note-related expenses, including expenses of RP Ventures, and for working capital purposes as approved by the Company’s board of directors (the “Board”). The Company will pay RP Ventures a nonrefundable funding fee of $132,500, and has agreed to pay or reimburse RP Ventures and Runa Capital Fund II, L.P. (“Runa”) for its out-of-pocket expenses related to the Note transaction. Runa currently beneficially owns approximately 8% of the outstanding ordinary shares of the Company. Michael Fanfant, the sole member and manager of RP Ventures, is a General Partner of Runa Capital, an affiliate of Runa. See Item 5.02 below for additional information.

Interest on the Note accrues on the principal amount at the rate of ten percent (10%) per annum and will be paid on a quarterly basis commencing on January 1, 2024. The Company may prepay any amounts due under the Note without penalty or premium, subject to the prior written consent of RP Ventures, provided that any prepayment of principal under the Note be accompanied by interest accrued and unpaid through the date of such prepayment. RP Ventures may demand immediate repayment of certain amounts outstanding under the Note if the Company or any of its subsidiaries incurs additional indebtedness or disposes, sells, or otherwise transfers any of their property or assets outside of the ordinary course of business, or if the Company or any of its subsidiaries receives any proceeds from the occurrence of a casualty event.

Until January 10, 2024, the Note restricts the Company from pursuing or accepting any offer with respect to any recapitalization, reorganization, merger, business combination, purchase, sale, loan, notes issuance, issuance of other indebtedness or other financing or similar transaction, or to any acquisition by any person or group, which would result in any person or group becoming the beneficial owner of 2% or more of any class of equity interests or voting power or consolidated net income, revenue or assets, of the Company, in each case other than with RP Ventures or Runa.

The Note provides that within five (5) business days after the Closing Date, the Company will retain a Chief Restructuring Officer to provide financial and operational services that must be satisfactory to the Agent. In addition, pursuant to the Note, the Company has appointed two directors selected by the Agent to the Board (the “New Board Members”). The Chief Restructuring Officer will report directly to the New Board Members. Further, as required by the Note, on the Closing Date, Harold Berenson, Alexander Suh, Christine Russell, and Theodore Wang resigned from the Board, and the size of the Board was fixed at four (4) directors. See Item 5.02 below for related information.

The Note contains certain customary representations and warranties and covenants of the Company. In addition, the Company has agreed to, among other things, provide to RP Ventures certain financial information, maintain minimum aggregate liquidity in an amount to be agreed upon after the Closing Date by the Board and the Agent, and make disbursements and collect receivables based on budget amounts.

The Note limits the ability of the Company to, among other things, (i) incur indebtedness, (ii) create certain liens, (iii) declare or distribute dividends or make certain other restricted payments, (iv) be party to a merger, consolidation, division or other fundamental change, (v) transfer, sell or lease Company assets, (vi) make certain modifications to the Company’s organizational documents or indebtedness, (vii) engage in certain transactions with affiliates, (viii) change the Company’s business, accounting or reporting practices, name or jurisdiction or organization, (ix) establish new bank accounts, and (x) establish or acquire any subsidiary. In addition, without the Agent’s prior consent, the Company will be restricted in, among other things, taking part in transactions outside of the ordinary course of its existing business, making certain payments, or issuing equity interests.

The Note provides for customary events of default, including for, among other things, payment defaults, breach of representations and certain covenants, cross defaults, insolvency, dissolution and bankruptcy, certain judgments against the Company, and material adverse changes. In the case of an event of default, RP Ventures may demand immediate repayment by the Company of all or part of the amounts outstanding, if any, under the Note.

In connection with issuance of the Note, the Company and MariaDB USA. Inc. and certain other of the Company’s subsidiaries (the “Guarantors”) entered into a Guarantee and Collateral Agreement (the “Security Agreement”), pursuant to which the Company and each Guarantor pledged substantially all of their respective assets as collateral for the Note and each Guarantor guaranteed to RP Ventures the payment of all obligations arising from the Note.

The foregoing description is only a summary of the material provisions of the Note and is qualified in its entirety by reference to the Note, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (the “Current Report”) and incorporated by reference herein.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Under terms of the EIB Loan, transactions contemplated by the Note and the Security Agreement may allow the European Investment Bank to demand the Company immediately repay all amounts outstanding under the EIB Loan. Pursuant to the terms of the Note, and irrespective of any demand, the Company is obligated to use proceeds from the Note to repay the EIB Loan in full.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth in Item 2.03 is incorporated by reference into this Item 5.02.

On October 10, 2023, in connection with the closing of the transactions contemplated by the Note, each of Alexander Suh, Christine Russell, Harold Berenson, and Theodore Wang tendered their resignation from the Board and, to the extent applicable, all committees thereof, in each case, effective immediately. Current director Jurgen Ingels will serve as chair of the Board.

Also, on October 10, 2023, pursuant to the terms of the Note, Yakov “Jack” Zubarev and Michael Fanfant were appointed to the Board as Class II and I directors, respectively, with terms ending at the 2026 annual general meeting of shareholders and 2024 annual general meeting of shareholders, respectively. Additional biographical information, any applicable related party transactions, or other information will be provided in an amendment to this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure

The Company issued a press release on October 10, 2023, announcing transactions contemplated by the Note and the Board changes as described elsewhere in this Current Report. A copy of this press release is furnished as Exhibit 99.1 to this Current Report and incorporated herein by reference.

The information contained in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any registration statement or other filing pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in the filing.

Forward-Looking Statements

Certain statements in this Current Report are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words indicating future events and actions, such as “will,” “intend,” “plan,” and “may,” and variations of such words, and similar expressions and future-looking language identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements in this periodic report include statements regarding the occurrence and timing of the disbursement of the advances under the Note, payment of the EIB Loan, and other use of proceeds, the retention of a chief restructuring officer and changes to Board composition, and related actions and events and the results therefrom, including those regarding the operations and trading of the Company. Forward-looking statements are not guarantees of future events and actions, which may vary materially from those expressed or implied in such statements. Differences may result from, among other things, actions taken by the Company or its management or the Board, or third parties, including those beyond the Company’s control. Such differences and uncertainties and related risks include, but are not limited to, the possibility that we may not timely receive the full amount under the Note as expected and any action taken in respect of a default under the EIB Loan and that the New York Stock Exchange may take action, including delisting, due to, among other things, the Company’s failure to meet Board, committee and other requirements of the exchange. The foregoing list of differences and risks and uncertainties is illustrative but by no means exhaustive. For more information on factors that may affect the Note and related events, please review “Risk Factors” and other information included in the Company’s filings and records filed with the United States Securities and Exchange Commission. These forward-looking statements reflect the Company’s expectations as of the date hereof. The Company undertakes no obligation to update the information provided herein.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
10.1	Senior Secured Promissory Note, dated October 10, 2023
99.1	Press Release, dated October 10, 2023
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MariaDB plc
Dated: October 10, 2023
	By:	/s/ Paul O’Brien
Paul O’Brien
Chief Executive Officer